77Q1(d)

VIRTUS FUNDS

 AMENDED AND RESTATED
PLAN PURSUANT TO RULE 18f-3
under the
INVESTMENT COMPANY ACT OF 1940


INTRODUCTION

      The Purpose of this Plan is to specify the attributes of the classes of shares of the funds of Virtus Funds including the expense allocations, conversion features and exchange features of each class, as required by Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). The Virtus Funds are comprised of several trusts (each a "Trust" and collectively the "Trusts") which in turn are comprised of a number of funds (each a "Fund" and collectively the "Funds") offering various classes of shares, all of which are listed on the attached Schedule A. In general, shares of each class will have the same rights and obligations except for one or more expense variables (which will result in different yields, dividends and net asset values for the different classes), certain related voting and other rights, exchange privileges, conversion rights and class designation.

GENERAL FEATURES OF THE CLASSES

 	Shares of each class of a Fund of the Trusts shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear any class expenses; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; and (d) each class may have different exchange and/or conversion features.

ALLOCATION OF INCOME AND EXPENSES

i.	General.

	The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) of each Fund shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund.

ii.	Class Expenses.

	Expenses attributable to a particular class ("Class Expenses") shall be limited to Rule 12b-1, shareholder servicing fees, sub-transfer agency fees, certain transfer agency fees and such other expenses as designated by the Trusts' Treasurer, subject to Board approval and/or ratification. Class Expenses shall be allocated to the class for which they are incurred.

	In the event that a particular Class Expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Fund expense and in the event a Fund expense becomes allocable as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and Board approval or ratification.

	The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto as set forth in this Plan shall be reviewed by the Board of Trustees and approved by such Board and by a majority of the Trustees who are not "interested persons" of the Funds, as defined in the 1940 Act ("Independent Trustees").

DESIGNATION OF THE CLASSES AND SPECIFIC FEATURES

	Types of classes of each of the Funds may include: "A Shares", "C Shares", "C1 Shares", "I Shares", "R Shares", "R6 Shares", and "T Shares". To the extent that more than one class is offered by a Fund, each class of such Fund has a different arrangement for shareholder services or distribution or both, as follows:
A SHARES

	A Shares are offered at net asset value plus an initial sales charge as set forth in the then current prospectuses of a Fund. The initial sales charge may be waived or reduced on certain types of purchases as set forth in the Fund's then current prospectus. In certain cases, A Shares are also offered subject to a contingent deferred sales charge (subject to certain reductions or eliminations of the sales charge as described in the applicable prospectus). A Shares of a Fund are also subject to a Rule 12b-1 fee as described in the Fund's prospectus and statement of additional information. A Shares do not have an automatic conversion feature.

C SHARES

	C Shares of a Fund are offered at net asset value without the imposition of an initial sales charge but may be subject to a contingent deferred sales charge. C Shares are also subject to a Rule 12b-1 fee as described in the Fund's prospectus and statement of additional information. C Shares do not have an automatic conversion feature.

C1 SHARES

      C1 Shares of a Fund are offered at net asset value without the imposition of an initial sales charge but may be subject to a contingent deferred sales charge. C1 Shares are also subject to a Rule 12b-1 fee as described in the Fund's prospectus and statement of additional information. C1 Shares do not have an automatic conversion feature.

I SHARES

      I Shares of a Fund are offered at net asset value without the imposition of any sales charge, Rule 12b-1 or shareholder servicing fees. I Shares do not have an automatic conversion feature.

R SHARES

      R Shares of a Fund are offered at net asset value without the imposition of any sales charge. R Shares are also subject to a Rule 12b-1 fee as described in the Fund's prospectus and statement of additional information. R Shares do not have an automatic conversion feature.

R6 SHARES

	R6 Shares of a Fund are offered at net asset value without the imposition of any sales charge, Rule 12b-1 fees, shareholder servicing fees or intermediary sub-transfer agency fees. R6
Shares do not have an automatic conversion feature.




T SHARES

      T Shares are offered at net asset value plus an initial sales charge as set forth in the then current prospectuses of a Fund. All or a portion of the initial sales charge may be waived or reduced on certain types of purchases or for certain intermediaries as set forth in the Fund's then current prospectus. T Shares are also subject to a Rule 12b-1 fee as described in the Fund's prospectus and statement of additional information. T shares do not have an automatic conversion feature.

VOTING RIGHTS

	Each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement. Each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.


EXCHANGE PRIVILEGES

	Shareholders of a class may exchange their shares for shares of another Fund in accordance with Section 11(a) of the 1940 Act, the rules thereunder and the requirements of the applicable prospectuses as follows: Each class of shares of a Fund may be exchanged for the corresponding class of shares of another Fund. Shareholders of C1 Shares of Virtus Multi-Sector Short Term Bond Fund may exchange shares of such class for C Shares in any other Virtus Fund for which exchange privileges are available, at the relative net asset values of the respective shares to be exchanged and with no sales charge, provided the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder's state of residence and subject to the applicable requirements, if any, as to minimum amount. Shareholders of one class of shares of a Fund may exchange such shares for shares of another class in the same Fund having lower fixed expenses, at the relative net asset values of the respective shares to be exchanged and with no sales charge, provided that: (a) the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder's state of residence; and (b) such exchange is permitted by the disclosure documents of the Fund. Class T shares are not exchangeable for any other share class.

BOARD REVIEW

	The Board of Trustees shall review this Plan as frequently as it deems necessary. Prior to any material amendments(s) to this Plan (including any proposed amendments to the method of allocating Class Expenses and/or Fund expenses), The Board of Trustees, including a majority of the Independent Trustees, must find that the Plan is in the best interests of each class of shares of the affected Fund(s) individually and the affected Fund(s) as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board of Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted: August 10, 2017



SCHEDULE A
(as of August 10, 2017)


A
Share
s
C
Share
s
I
Share
s
R
Share
s
R6
Share
s
T
Share
s







Virtus Alternative
Solutions Trust






Virtus Aviva Multi-
Strategy Target Return
Fund
X
X
X

X
X
Virtus Duff & Phelps
Select MLP and Energy Fund
X
X
X


X
Virtus Newfleet Credit
Opportunities Fund
X
X
X

X
X







Virtus Asset Trust






Virtus Ceredex Large Cap
Value Equity Fund
X
X
X

X
X
Virtus Ceredex Mid-Cap
Value Equity Fund
X
X
X

X
X
Virtus Ceredex Small Cap
Value Equity Fund
X
X
X


X
Virtus Conservative
Allocation Strategy Fund
X
X
X


X
Virtus Growth Allocation
Strategy Fund
X
X
X


X
Virtus Seix Core Bond Fund
X

X
X
X
X
Virtus Seix Corporate Bond
Fund
X
X
X


X
Virtus Seix Floating Rate
High Income Fund
X
X
X

X
X
Virtus Seix Georgia Tax-
Exempt Bond Fund
X

X


X
Virtus Seix High Grade
Municipal Bond Fund
X

X


X
Virtus Seix High Income
Fund
X

X
X
X
X
Virtus Seix High Yield
Fund
X

X
X
X
X
Virtus Seix Investment
Grade Tax-Exempt Bond Fund
X

X


X
Virtus Seix Limited
Duration Fund


X


X
Virtus Seix North Carolina
Tax-Exempt Bond Fund
X

X


X
Virtus Seix Short-Term
Bond Fund
X
X
X


X
Virtus Seix Short-Term
Municipal Bond Fund
X

X


X
Virtus Seix Total Return
Bond Fund
X

X
X
X
X
Virtus Seix U.S.
Government Securities
Ultra-Short Bond Fund


X

X
X
Virtus Seix U.S. Mortgage
Fund
X
X
X


X
Virtus Seix Ultra-Short
Bond Fund


X


X
Virtus Seix Virginia
Intermediate Municipal
Bond Fund
X

X


X
Virtus Silvant Large Cap
Growth Stock Fund
X
X
X

X
X
Virtus Silvant Small Cap
Growth Stock Fund
X
X
X


X
Virtus WCM International
Equity Fund
X

X

X
X
Virtus Zevenbergen
Innovative Growth Stock
Fund
X

X


X







Virtus Equity Trust






Virtus Contrarian Value
Fund
X
X



X
Virtus KAR Capital Growth
Fund
X
X
X


X
Virtus KAR Global Quality
Dividend Fund
X
X
X


X
Virtus KAR Mid-Cap Core
Fund
X
X
X


X
Virtus KAR Mid-Cap Growth
Fund
X
X
X


X
Virtus KAR Small-Cap Core
Fund
X
X
X

X
X
Virtus KAR Small-Cap
Growth Fund
X
X
X


X
Virtus KAR Small-Cap Value
Fund
X
X
X

X
X
Virtus Rampart Enhanced
Core Equity Fund
X
X
X


X
Virtus Strategic
Allocation Fund
X
X



X
Virtus Tactical Allocation
Fund
X
X



X







Virtus Opportunities Trust






Virtus Duff & Phelps
Global Infrastructure Fund
X
X
X


X
Virtus Duff & Phelps
Global Real Estate
Securities Fund
X
X
X

X
X
Virtus Duff & Phelps
International Equity Fund
X
X
X


X
Virtus Duff & Phelps
International Real Estate
Securities Fund
X
X
X


X
Virtus Duff & Phelps Real
Estate Securities Fund
X
X
X

X
X
Virtus Herzfeld Fund
X
X
X


X
Virtus Horizon
International Wealth
Masters Fund
X
X
X


X
Virtus Horizon Wealth
Masters Fund
X
X
X


X
Virtus KAR Emerging
Markets Small-Cap Fund
X
X
X


X
Virtus KAR International
Small-Cap Fund
X
X
X

X
X
Virtus Newfleet Bond Fund
X
X
X

X
X
Virtus Newfleet CA Tax-
Exempt Bond Fund
X

X


X
Virtus Newfleet High Yield
Fund
X
X
X

X
X
Virtus Newfleet Low
Duration Income Fund
X
X
X


X
Virtus Newfleet Multi-
Sector Intermediate Bond
Fund
X
X
X

X
X
Virtus Newfleet Multi-
Sector Short Term Bond
Fund
X
X
X

X
X
Virtus Newfleet Senior
Floating Rate Fund
X
X
X

X
X
Virtus Newfleet Tax-Exempt
Bond Fund
X
X
X


X
Virtus Rampart
Alternatives Diversifier
Fund
X
X
X


X
Virtus Rampart Equity
Trend Fund
X
X
X

X
X
Virtus Rampart Global
Equity Trend Fund
X
X
X


X
Virtus Rampart Low
Volatility Equity Fund
X
X
X


X
Virtus Rampart Multi-Asset
Trend Fund
X
X
X


X
Virtus Rampart Sector
Trend Fund
X
X
X


X
Virtus Vontobel Emerging
Markets Opportunities Fund
X
X
X

X
X
Virtus Vontobel Foreign
Opportunities Fund
X
X
X

X
X
Virtus Vontobel Global
Opportunities Fund
X
X
X


X
Virtus Vontobel Greater
European Opportunities
Fund
X
X
X


X







Virtus Retirement Trust






Virtus DFA 2015 Target
Date Retirement Income
Fund
X

X

X
X
Virtus DFA 2020 Target
Date Retirement Income
Fund
X

X

X
X
Virtus DFA 2025 Target
Date Retirement Income
Fund
X

X

X
X
Virtus DFA 2030 Target
Date Retirement Income
Fund
X

X

X
X
Virtus DFA 2035 Target
Date Retirement Income
Fund
X

X

X
X
Virtus DFA 2040 Target
Date Retirement Income
Fund
X

X

X
X
Virtus DFA 2045 Target
Date Retirement Income
Fund
X

X

X
X
Virtus DFA 2050 Target
Date Retirement Income
Fund
X

X

X
X
Virtus DFA 2055 Target
Date Retirement Income
Fund
X

X

X
X
Virtus DFA 2060 Target
Date Retirement Income
Fund
X

X

X
X


  Virtus Multi-Sector Short Term Bond Fund also offers Class C1 Shares.